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                                                                 Exhibit 99.a.16


                     Revised Earnings per Share Computation
                      Three Months Ended December 31, 1999
                                   (Unaudited)
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

                                                          Three Months Ended December 31, 1999
                                                                                      Per Share
                                                           Income         Shares        Amount
--------------------------------------------------------------------------------------------------
Basic EPS                                                (Thousands, except per share amounts)
       Income available for common stock                     $ 25,868         60,552
       Convertible preferred stock                              9,275         39,892
                                                       ------------------------------
            Income available for common stock
            + assumed conversion of preferred stock          $ 35,143        100,444       $ 0.35
                                                       ==============================
       Further dilution from applying the "two-
       class" method                                                                        (0.06)
                                                                                     -------------
       Basic earnings per share                                                            $ 0.29
                                                                                     =============
Effect of other dilutive securities
       Options                                                      -             22
                                                       ------------------------------
Diluted EPS
       Income available for common stock
          + assumed exercise of stock options                $ 35,143        100,466       $ 0.35
                                                       ==============================
       Further dilution from applying the "two-
       class" method                                                                        (0.06)
                                                                                     -------------
       Diluted earnings per share                                                          $ 0.29
==================================================================================================
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